**FRANCISCO V. AGUILAR**
*Secretary of State*

**GABRIEL DI CHIARA**
*Chief Deputy*

**STATE OF NEVADA**

**OFFICE OF THE**
**SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

# Business Entity - Filing Acknowledgement

02/23/2023

| | |
|---|---|
| **Work Order Item Number:** | W2023022201964-2721012 |
| **Filing Number:** | 20232974130 |
| **Filing Type:** | Certificate of Correction |
| **Filing Date/Time:** | 2/22/2023 1:57:00 PM |
| **Filing Page(s):** | 1 |

**Indexed Entity Information:**

| | |
|---|---|
| **Entity ID:** E26400712022-0 | **Entity Name:** Armlogi Holding Corp. |
| **Entity Status:** Active | **Expiration Date:** None |

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

| Filed in the Office of | Business Number<br>E26400712022-0 |
|---|---|
| Secretary of State<br>State Of Nevada | Filing Number<br>20232974130 |
| | Filed On<br>2/22/2023 1:57:00 PM |
| | Number of Pages<br>1 |

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**INSTRUCTIONS:**

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

| | |
|---|---|
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State:<br>Armlogi Holding Corp.<br>Entity or Nevada Business Identification Number (NVID): E26400712022-0 |
| **2. Document:** | Name of document with inaccuracy or defect:<br>Articles of Incorporation Profit Corporation |
| **3. Filing Date:** | Filing date of document which correction is being made: 09/27/2022 |
| **4. Description:** | Description of inaccuracy or defect:<br>Due to a clerical error, the par value of the authorized stock is listed as $0.001 |
| **5. Correction:** | Correction of inaccuracy or defect:<br>The par value per share of the authorized stock is $0.00001 |
| **6. Signature:**<br>(Required) | X [signature]<br>**Signature**     2/21/2023<br>Date |

This form must be accompanied by appropriate fees.